Exhibit 99.2

Investors and Media:

Lisa Ciota: 630-824-1907

SUNCOKE ENERGY, INC. CLOSES DROPDOWN TRANSACTION

AND UPDATES 2014 GUIDANCE

•	Completed dropdown of 33 percent interest in each of the Haverhill and Middletown cokemaking facilities for total consideration of $365 million

•	Reaffirm full year 2014 consolidated Adjusted EBITDA outlook of $220 million to $240 million

•	Earnings per share for full year 2014 is projected to be $0.02 to $0.24 per share, reflecting impact of higher interest and financing expense partly offset by lower taxes and the change in noncontrolling interests

•	Received final permit to construct and operate potential new cokemaking facility in Kentucky

Lisle, IL (May 9, 2014) – On May 9, 2014, SunCoke Energy, Inc. (NYSE: SXC) closed on its dropdown agreement with SunCoke Energy Partners, L.P. (NYSE: SXCP) to contribute a 33 percent interest in each of the Haverhill and Middletown cokemaking facilities for total consideration of $365 million. SXC continues to hold a 2 percent interest in both facilities. SXC is the sponsor, general partner with a 2 percent general partner interest, and largest unitholder of SXCP, holding a 54 percent limited partnership interest and all the incentive distribution rights.

As part of the total consideration of $365 million, SXC received $80 million of SXCP limited partner interest, or 2.7 million common limited partner units, $3.3 million of general partner interest and $10.4 million of cash, of which $7 million was used to pre-fund our obligation related to an environmental remediation project at Haverhill. In addition, SXCP assumed from SXC and subsequently paid down $99.9 million of our outstanding term loan and completed a tender offer for $160 million of our 7.625 percent senior notes, paying a tender premium of $11.4 million. We anticipate no material immediate tax gain as a result of the transaction structure and forms of consideration.

We reaffirm our full year 2014 consolidated Adjusted EBITDA outlook of $220 million to $240 million. However, Adjusted EBITDA attributable to SXC is now expected to be between $160 million and $177 million, reflecting the impact of public ownership on an increased portion of Adjusted EBITDA attributable to SXCP.

As a result of the debt extinguishment activities discussed above, we expect to record between $15 million and $18 million of additional interest and financing expense attributable to SXCP in second quarter 2014 consolidated results. The impact of these transactions, partly offset by lower taxes, reduces our full year earnings per share outlook to $0.02 to $0.24 per share.

Separately, we have received a final permit to construct and operate a potential new 660 thousand ton cokemaking facility near South Shore, Kentucky. We plan to begin construction only after securing commitments from customers for a substantial portion of the plant’s expected future output.

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UPDATED 2014 OUTLOOK

Our updated full year 2014 guidance is as follows:

•	Domestic coke production is expected to be approximately 4.2 million tons

•	Coal production is projected to be approximately 1.3 million tons

•	Adjusted EBITDA is expected to be between $220 million and $240 million on a consolidated basis. Adjusted EBITDA attributable to SXC is expected to be between $160 million and $177 million, reflecting the impact of public ownership in SXCP

•	Earnings per diluted share attributable to SXC is expected to be between $0.02 and $0.24 per diluted share

•	Cash generated by operations is expected to be approximately $160 million

•	Capital expenditures are projected to be $138 million

•	The effective tax rate for the full year 2014 is expected to be between 0 percent and 10 percent, and the cash tax rate is expected to be between 20 percent and 28 percent

RELATED COMMUNICATIONS

We plan to host an investor conference call on Monday, May 12, 2014 at 12:00 noon Eastern Time (11:00 a.m. Central Time). This conference call will be webcast live and archived for replay on the Investor Relations section of www.suncoke.com. Participants can listen in by dialing 1-800-351-9852 (domestic) or 1-847-413-3123 (international) and referencing confirmation 37274836. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. A replay of the call will be available for two weeks by calling 1-888-843-7419 (domestic) or 1-630-652-3042 (international) and referencing confirmation 3727 4836#.

UPCOMING EVENTS

We plan to participate in the following investor conferences:

•	National Association of Publicly Traded Partnerships 2014 MLP Investor Conference on May 21-22, 2014 in Ponte Vedra Beach, FL

•	Brean Capital 2014 Global Resources & Infrastructure Conference on May 28, 2014 in New York, NY

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat-recovery cokemaking process produces high-quality coke for use in steelmaking, typically captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West

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Virginia. In addition, through our 56 percent ownership of SXCP, we have an interest in SXCP’s coal logistics business which have the collective capacity to blend and transload more than 30 million tons of coal annually. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to our equity method investment. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

•	Adjusted EBITDA attributable to SXC equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Adjusted EBITDA per Ton represents Adjusted EBITDA divided by tons sold.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory

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actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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Estimated 2014 Adjusted EBITDA to Estimated Net Income

	2014
	Low	High
Adjusted EBITDA attributable to SunCoke Energy, Inc.	$160	$177
Add: Adjusted EBITDA attributable to noncontrolling interest(1)	60	63

Adjusted EBITDA	220	240

Subtract:
Adjustments to unconsolidated affiliate earnings(2)	4	7
Depreciation, depletion and amortization	125	120
Interest expense, net	68	65
Income tax expense	—	5
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits	(1)	(1)

Net income	$24	$44

(1)	Reflects noncontrolling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders.
(2)	Reflects estimated share of interest, taxes, depreciation and amortization related to VISA SunCoke.